UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2008 [March 10, 2008]

TIRE INTERNATIONAL ENVIRONMENTAL SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-28323 (Commission File Number)	98-0368586 (IRS Employer Identification No.)

1530 – 9th Avenue S.E., Calgary, Alberta, Canada T2G 0T7

 (Address of principal executive offices)               (Zip Code)

(403) 693-8000

Registrant’s telephone number, including area code

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On March 10, 2008, Mr. Carmine Como, the President and Director of Tire International Environmental Solutions Inc. (the “Company”), informed the Board of Directors of the Company that he was resigning from the Board of Directors  and as President effective March 10, 2008.  Mr. Como did not resign as the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On March 26, 2008, Mr. Antonio Sticca, the Secretary-Treasurer and Director of Tire International Environmental Solutions Inc. (the “Company”), informed the Board of Directors of the Company that he was resigning from the Board of Directors effective March 26, 2008.  Mr. Como did not resign as the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Antonio Care to the Board of Directors:

On March 25, 2008, Mr. Antonio Care was appointed to the Board of Directors of Tire International Environmental Solutions Inc.  Mr. Care has over 18 years of experience in the field of Finance, import/export, business and market development, business planning and product line management.  Mr. Care has held executive management positions at Uniglobe Investment Inc. and Tire International Environmental Solutions Inc.  His experience and leadership were focused on assessing new opportunities, recruiting reputable management teams, launching new products and developing new markets within different industries such as the medical, the pharmaceutical and the rubber recycling industry.

From October 2005 to the present, Mr. Care was employed by Tire International Environmental Solutions Inc. as a consultant dealing with business acquisitions and financing.  Mr. Care was appointed a director,  President and Chief Executive Officer on March 25, 2008.

From March 2001 to October 2005, Mr. Care founded Care Importing Inc.  He served on the Board of Directors and was the President and Chief Executive Officer.

Appointment of John P. Demoleas to the Board of Directors:

On March 25, 2008, Mr. John P. Demoleas was appointed to the Board of Directors of Tire International Environmental Solutions Inc.

From February 2006 to the present, Mr. Demoleas is employed as the Executive Director at Staten Island University Hospital Foundation, Vice-President of Development and Community Relations, at Staten Island University Hospital, in the State of New York.  Mr. Demoleas established the hospital foundation and currently oversees a $30,000,000 capital campaign to build and equip a new Level 1 Emergency and Trauma Center at the Staten Island University Hospital.  In addition, Mr. Demoleas oversees all government relations activities including appropriation and grant requests to city, state and federal sources as well as cultivate and maintain relationships with elected officials on behalf of the organization.

From May 2003 to January 2006, Mr. Demoleas was employed as the Executive Vice-President at Hunterdon Medical Center Foundation in Flemington, New Jersey.  Mr. Demoleas was responsible for the overall direction of the Foundation, government relations, volunteers as well as marketing and public relations.  During this time, Mr. Demoleas successfully completed the largest capital campaign in the institution’s history, a $7,000,000 campaign to build a new emergency room and intensive care unit.

From September 2000 to April 2003, Mr. Demoleas was employed as Vice-President for Development at the Children’s Hospital of New Jersey in Newark, New Jersey.  His responsibilities included recruiting to initiate and implement a comprehensive development program for the Children’s Hospital of New Jersey.  He formulated the strategic initiatives for the first major capital fund raising campaign for the Children’s Hospital as part of Newark Beth Israel Medical Center’s campaign with a combined goal of $15,000,000 for programs and equipment.  The campaign was a component of the $100,000,000 capital campaign for the Saint Barnabas Health Care System.

In 1984, Mr. Demoleas graduated from the Columbia University, School of Public Health, New York, New York, with a Masters of Public Health degree.

In 1980, Mr. Demoleas graduated from the Fordham University, Bronx, New York with a Bachelor of Arts degree in History and Classics.

Appointment of Jacqueline Danforth to the Board of Directors and Chief Financial Officer:

On March 25, 2008, Jacqueline Danforth was appointed to the Board of Directors and Chief Financial Officer of Tire International Environmental Solutions Inc.

Ms. Danforth has been a member of the Board of Directors and the President of FACT Corporation since August 7, 2001. Ms. Danforth has been a director and Secretary of Food and Culinary Technology Group Inc., a wholly owned subsidiary of FACT Corporation since November 7, 2001, and President since July 22, 2002.  Ms. Danforth was also named President, Secretary-Treasurer and appointed to the Board of Directors of FACT Products Inc. on November 5, 2001, and has been President and a director of Wall Street Investment Corp since its re-instatement November 15, 2001.  Ms. Danforth became the President, Secretary and Treasurer, as well as a director of Wall Street Real Estate Ltd. upon its incorporation on July 23, 2002.  FACT Products, Wall Street Real Estate and Wall Street Investment Corp are all  wholly owned subsidiaries of FACT Corp. Ms. Danforth is also Chief Financial Officer and a Director of VioSolar Inc., a foreign issuer reporting on the SEC. Over the past ten years, Ms. Danforth has worked for both private and publicly traded companies, providing management and direction. She has extensive experience in start up operations, and her range of experience with publicly traded corporations listed on both Canadian and US exchanges includes all aspects of public reporting, corporate finance and shareholder communications. She has worked in a broad range of industry sectors including natural resources and technology. Ms. Danforth continues to provide consulting services to other private and public corporations on a limited basis, and sits as a director on several private boards. She is the President and sole director of Argonaut Management Group, Inc., her private consulting company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIRE INTERNATIONAL ENVIRONMENTAL SOLUTIONS INC.
April 1, 2008	By: /s/ Antonio Care Antonio Care President and Chief Executive Officer

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